FEDNAT’S STRATEGIC REVIEW COMMITTEE PROVIDES UPDATE SUNRISE, FL—September 15, 2021—FedNat Holding Company (NASDAQ:FNHC), (“FedNat” or the “Company”), a regional property and casualty insurance holding company, today provided an update on the activities of its Strategic Review Committee (“SRC”), formed late last year by the Company’s Board of Directors to oversee a review of the Company’s business plan, capital deployment, geographic footprint and long-term strategy to identify strategic alternatives in an effort to create enhanced value for the Company’s stakeholders, in particular its shareholders. The SRC is composed of three of FedNat’s independent directors and has Piper Sandler & Co. as its financial advisor. Bruce F. Simberg, FedNat’s Chairman of the Board and Chairman of the SRC, said, “Since the creation of the SRC last year, it has met at least weekly with our financial and legal advisors to identify and, if possible, implement strategic transactions. Unfortunately, just as we were beginning our work, 2021 continued 2020’s string of catastrophe losses with an unusually high number of severe weather events, including Winter Storm Uri and several severe convective storms. These added to the significant financial challenges already facing the Company at the end of 2020 – requiring us to raise two rounds of capital totaling approximately $36 million – and frankly in some ways delaying the SRC’s work.” Simberg continued, “While our advisors and the SRC have engaged in discussions with numerous potential counterparties, the effects of 2021’s weather understandably caused some to pause. However, as today’s announcement by Demotech confirming our A-Exceptional rating illustrates, we believe that we currently possess financial stability related to maintaining positive surplus as regards policyholders, sufficient liquidity of invested assets, an acceptable level of financial leverage, as well as reasonable loss and loss adjustment expense reserves (L&LAE) and updated product pricing. We are indeed grateful that Demotech showed the keen interest and diligence required to understand and appreciate the current status of our business. We look forward to the potential favorable progress that we expect to result from the improvements that we have made in our business model over the last year that are not reflected in our current operating results.” Simberg continued, “We nevertheless understand that we have a big job to do – in order to maintain that rating, we must continue to demonstrate progress in our business plan and our ability to raise capital as needed. We also continue to explore potential transformative strategic transactions that not only could ensure our ability to honor and defend meritorious policyholder claims when due but also provide value to our shareholders. Our objective, assuming that we receive one or more proposals that merit consideration by us and our shareholders, would be to engage such party or parties to attempt to reach an agreement that could be in place by the end of 2021. Meanwhile, we will continue with our ongoing initiatives to raise rates, reduce our policy counts until rates are adequate, and maintain access to capital sources.”

Simberg added, “We recently have entered into a strategic advisory arrangement with one of our significant shareholders, Steven A. Hale. We invited Steve to attend the SRC and Board meetings and he played a key role in our recent meetings with Demotech.” Hale said, “I appreciate the Company’s invitation as well as the opportunity to work with the Company, its advisors, and the SRC. My interests are certainly aligned with those of the SRC – to bring the best long-term value to shareholders. During the last few weeks while I have worked with the SRC, I have been impressed with the progress to date and available paths forward, and admire their diligence, dedication and hard work. I am pleased to be a part of these endeavors through both advice and capital, as needed, and look forward to continuing efforts with the SRC.” Neither the Board nor the SRC has set a specific timetable for conclusion of the strategic review, and the Company does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law. There can be no assurance that the strategic review will result in a transaction or other course of action. Notice Regarding Forward-Looking Statements This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and include statements regarding FedNat’s expectations as to the results of its operational and other business initiatives, its belief that it has opportunities to create shareholder value, and whether the review of strategic alternatives will result in a transaction or other outcome. You can identify these statements by the use of terminology such as “believe,” “will,” “expect,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, that continuing effects (loss development) of prior weather events, effects of weather events for the remainder of 2021, FedNat’s ability to raise capital when necessary upon acceptable terms, the availability of and FedNat’s ability to procure reinsurance upon acceptable terms; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to FedNat's business in general, FedNat refers you to the “Risk Factors” section of its Securities and Exchange Commission filings, including its most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov and on the Company’s website at www.fednat.com. Any forward-looking statements are based on current expectations and FedNat assumes no obligation to update change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

About the Company: FedNat is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries including FedNat Insurance Company, Maison Insurance Company, and Monarch National Insurance Company, is focused on providing homeowners insurance in Florida, Texas, Louisiana, Alabama, South Carolina and Mississippi. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents. Contacts: Michael H. Braun, CEO (954) 308-1322 Ronald Jordan, CFO (954) 308-1363 Bernard Kilkelly, Investor Relations (954) 308-1409, or investorrelations@fednat.com #